                                                                      EXHIBIT 12


                                                                                Historical Costs
                                          ------------------------------------------------------------------------------------------
                                                                     Fiscal Year Ended                             Six Months Ended
                                          ---------------------------------------------------------------------   ------------------
                                          December 30,   December 29,   December 28,   January 2,    January 1,   July 3,    July 2,
                                              1993           1994           1995          1997          1998       1997       1998
                                          ------------   ------------   ------------   ----------    ----------   -------    -------
                                                                     (in millions, except for ratios)
Income (loss) before income taxes and
loss (gain) on extraordinary item          $  13.8         $  21.2        $  30.1      $  46.7       $  54.3    $  25.3    $ (32.1)
Adjustments:
Interest expense                               7.0             7.5           10.7         12.8          14.0        6.1       13.3
Amortization of debt issuance costs            0.4             0.3            0.3          0.6           0.5        0.4        0.7
Portion of rent expense related to
Interest cost                                  9.3            10.8           11.5         13.8          17.9        8.7       11.6
                                           -------         -------        -------      -------       -------    -------    -------
          Earnings                         $  30.5         $  39.8        $  52.6      $  73.9       $  86.7    $  40.5    $  (6.5)
                                           =======         =======        =======      =======       =======    =======    =======


Fixed charges:
Interest expense                           $   7.0         $   7.5        $  10.7      $  12.8       $  14.0    $   6.1    $  13.3
Interest capitalized                            --             0.4            1.2          1.7           2.6        1.1        1.4
Amortization of debt issuance costs            0.4             0.3            0.3          0.6           0.5        0.4        0.7
Portion of rent expense related to
Interest cost                                  9.3            10.8           11.5         13.8          17.9        8.7       11.6
                                           -------         -------        -------      -------       -------    -------    -------
          Fixed charges                    $  16.7         $  19.0        $  23.7      $  28.9       $  35.0    $  16.3    $  27.0
                                           =======         =======        =======      =======       =======    =======    =======


Ratio of earnings to fixed charges             1.8             2.1            2.2          2.6           2.5        2.5         --
Deficiency of earnings to cover
fixed charges                                   --              --             --           --            --         --    $  33.5




                                                  Pro Forma
                                              -----------------
                                              Year       6 Mos.
                                              ended      Ended
                                              1/1/98     7/2/98
                                              -------    ------

Income (loss) before income taxes and
loss (gain) on extraordinary item           $ (28.1)   $ (56.4)
Adjustments:
Interest expense                              103.5       54.0
Amortization of debt issuance costs             1.9        0.3
Portion of rent expense related to
Interest cost                                  23.1       14.8
                                            -------    -------
          Earnings                          $ 100.4    $  12.7



Fixed charges:
Interest expense                            $ 103.5    $  54.0
Interest capitalized                            4.9        2.8
Amortization of debt issuance costs             1.9        0.3
Portion of rent expense related to
Interest cost                                  23.1       14.8
                                            -------    -------
          Fixed charges                     $ 133.4    $  71.9
                                            =======    =======


Deficiency of earnings to cover
fixed charges                               $  33.0    $  59.2
